                            CERTIFICATE OF FORMATION

                                       OF

             Cinergy Solutions Operating Services of Shreveport, LLC

     This Certificate of Formation of Cinergy  Solutions  Operating  Services of
Shreveport,  LLC  (the  "Company"),  is being  duly  executed  and  filed by the undersigned,  as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), 6 Del. C. ss.ss.18-101, et seq.

                                    ARTICLE I

                                      NAME

               The name of the limited liability company shall be:
             Cinergy Solutions Operating Services of Shreveport, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Center,  1209 Orange Street,  Wilmington,  Delaware  19801,  or such other location as the Company by consent shall determine. The initial registered agent of the Company shall be: The  Corporation  Trust  Company,  1209 Orange  Street,
Wilmington,  New Castle County,  Delaware,  19801, or such other location as the
Company  by  consent  shall  determine.  Either  the  registered  office  or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     In Witness  Whereof,  the  undersigned  has executed  this  Certificate  of
Formation on this 28th day of June, 2002.

                                                           /s/ Cecilia Temple
                                                           Cecilia Temple
                                                           Authorized Person